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                                                                   EXHIBIT 10.10

                       TERMINATION AND RELEASE AGREEMENT

     THIS TERMINATION AND RELEASE AGREEMENT (the "Agreement") is made and entered into this 10th day of November, 1999, by and between Tuboscope Inc., a Delaware corporation ("Tuboscope"), and Newpark Resources, Inc., a Delaware corporation ("Newpark," and collectively with Tuboscope, the "Parties").

                                  WITNESSETH:

     WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of June 24, 1999 (the "Merger Agreement," and capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement);

     WHEREAS, in connection with the negotiations surrounding the Merger Agreement, the Parties entered into a Confidentiality Agreement dated June 4, 1999; and

     WHEREAS, the Parties hereto wish to terminate the Merger Agreement, and release their respective rights, claims, obligations and liabilities in connection therewith, and the board of directors of each Party has approved such termination and authorized such Party to enter into this Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the Parties agree as follows:

     1.   TERMINATION OF MERGER AGREEMENT.  Effective immediately, each of
          -------------------------------
Tuboscope and Newpark abandon the Merger and mutually terminate the Merger Agreement pursuant to Section 8.01(a) thereof (including any provisions which would survive termination pursuant to the terms of the Merger Agreement). Notwithstanding anything to the contrary contained in the Merger Agreement, except as provided herein, no Released Party (as defined herein) shall have any liability or obligation under the Merger Agreement, including without limitation, as a result of any action or failure to act in connection with the Merger Agreement.

     2.   NON-DISPARAGEMENT; SURVIVAL OF CONFIDENTIALITY AGREEMENT.
          --------------------------------------------------------

     (a) Each Party agrees that it will not, and will cause its respective subsidiaries, directors, officers and employees not to, and will use its best efforts to cause its financial advisors, consultants and affiliated entities not to, make any public statements or any statements reasonably calculated to become public (orally, in writing, electronically or otherwise), or instigate, assist or participate in making any such statement, which would or may reasonably be considered to disparage the other Party or its business or operations, any of the other Party's corporate predecessors, subsidiaries or affiliates or their respective businesses or operations, or any of the other Party's present and former officers, partners, directors, employees, agents, stockholders or representatives, in their capacity as such. From and after the date hereof, except as otherwise agreed by the
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Parties, no Party shall make any public statements or any statements reasonably calculated to become public regarding, and in response to inquiries from the media, analysts, investors and other third parties each Party agrees not to comment on, (i) the business or prospects of the other Party or (ii) the reasons for the abandonment of the Merger and mutual termination of the Merger
Agreement, except as provided in the form of joint press release attached hereto as Exhibit A or as otherwise required by law upon the advice of counsel, which
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shall be confirmed in writing.  For purposes of this Agreement, a statement made by, or authorized by or made under the direction of, an officer or director of a Party, or a representative of such Party's media relations or investor relations departments, to the media, analysts, investment community or a significant shareholder of a Party will be conclusively presumed to be "reasonably calculated to become public" and any other statement which actually becomes public will be subject to a rebuttable presumption that it was "reasonably calculated to become public" at the time it was made.

     (b) The Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

     3.   EXPENSES. No Party shall pay a termination fee to, or expense of, the
          --------
other Party under the Merger Agreement or in connection with the proposed Merger, including without limitation any termination fee or expense provided for in Sections 8.03(b)-(g) of the Merger Agreement. Each Party shall bear its own costs and expenses heretofore or hereafter incurred by each Party in connection with or relating to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the proposed Merger.

     4.   GENERAL RELEASE AND WAIVER. Effective immediately, each of the Parties
          --------------------------
and each of their respective predecessors, successors, subsidiaries and assigns and any of the present and former officers, directors and employees of the foregoing (each, a "Releasing Party"), in their capacity as such, hereby covenants not to sue and forever releases and discharges the other Party (and each of their respective directors, officers, representatives, advisors (including but not limited to financial advisors), attorneys, accountants, employees, agents, parents, subsidiaries, affiliated persons and entities, predecessors, successors and assigns and heirs, executors and administrators and all persons acting in concert with any such party) (each, a "Released Party") from all manner of claims, actions, causes of action or suits, at law or in equity, known or unknown, which each now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever relating to or arising out of the Merger Agreement or the agreements or instruments ancillary thereto or the transactions contemplated thereby, or any action or failure to act under the Merger Agreement or in connection therewith, or in connection with the events leading to the abandonment of the Merger and the mutual termination of the Merger Agreement, excepting only any claim, action, cause of action or suit arising (i) out of an undertaking or promise contained in this Agreement or any agreement entered into between the parties subsequent to the date of this Agreement, or (ii) by virtue of obligations under the Confidentiality Agreement, or (iii) by virtue of

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transactions or dealings undertaken in the ordinary course of business and not arising out of, or in connection with, the Merger Agreement and the transactions contemplated thereby. Nothing in this Agreement or the Merger Agreement shall in any way constitute an agreement by any party hereto to indemnify any other party hereto against any third party claim.

     5.   GOVERNING LAW.  This Agreement, and all matters relating hereto, shall
          -------------
be governed by, and construed in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof.

     6.   ENTIRE AGREEMENT.  This Agreement and the Confidentiality Agreement
          ----------------
constitute the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

     7.   COOPERATION.  Each Party agrees to cooperate with the other and to
          -----------
take all action reasonably necessary to give full effect to the provisions and intent of this Agreement, including, without limitation, any action necessary to defend the validity and enforceability hereof. For such purpose, each Party will bear its own costs and expenses incurred to take such action.

     8.   AMENDMENT AND MODIFICATION.  This Agreement may be amended, modified,
          --------------------------
and supplemented only by a written document executed by the Parties which specifically states that it is an amendment, modification or supplement to this Agreement.

     9.   AUTHORIZATION.  Each Party represents and warrants (i) this Agreement
          -------------
has been duly and validly authorized, executed and delivered, and (ii) the person executing this Agreement on its behalf is duly authorized and fully competent to execute this Agreement on its behalf. In entering into this Agreement, the undersigned represent that they have read all the terms hereof, have discussed the terms with counsel and that such terms are fully understood and voluntarily accepted.

     10.  CONSTRUCTION.  This Agreement shall be construed without regard to
          ------------
the Party or Parties responsible for its preparation, and it shall be deemed to have been prepared jointly by the Parties. Any ambiguity or uncertainty arising herein shall not be interpreted or construed against any Party hereto.

     11.  NOTICES.  Notices, requests, instructions or other documents to be
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given under this Agreement shall be in writing and shall be deemed given, (a)
when sent if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof to the intended recipient, (b) when delivered, if delivered personally to the intended recipient, and (c) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a Party at the following address for such Party:

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     if to Tuboscope:
     ----------------

     Tuboscope Inc.
     2835 Holmes Road
     Houston, Texas  77051
     Attention:  James F. Maroney, Esq.
     Telecopy:  (713) 799-5224

     with a copy to:

     Latham & Watkins
     650 Town Center Drive, 20th Floor
     Costa Mesa, CA  92626
     Attention:  Patrick T. Seaver, Esq.
     Telecopy:  (714) 755-8290

     if to Newpark:
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     Newpark Resources, Inc.
     3850 North Causeway, Suite 1770
     Metairie, Lousiana  70002
     Attention:  James D. Cole
     Telecopy:  (504) 833-9506

     with a copy to:

     Ervin, Cohen & Jessup LLP
     9401 Wilshire Blvd., 9th Floor
     Beverly Hills, CA 90212-2974
     Attention:  Bertram K. Massing, Esq.
     Telecopy:  (310) 859-2325

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     12.  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

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     13.  SEVERABILITY.  Any term or provision of this Agreement that is
          ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     14.  ENFORCEMENT.  The parties agree that in the event of a breach of any
          -----------
provision of this Agreement irreparable damage would occur, the aggrieved party would be without an adequate remedy at law, and damages would be difficult to determine. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled at law or in equity. In the event of any dispute, litigation or other adversary proceeding that may arise with respect to the subject matter of this Agreement (including the Confidentiality Agreement), the prevailing party will be entitled to receive from the other party reasonable attorneys' fees, costs and expenses incurred in such dispute, litigation or proceeding. The "prevailing party" means the party determined by the court or arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the party in whose favor a judgment is rendered.

     15.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon, inure
          ----------------------
to the benefit of and be enforceable by the parties and their respective successors and assigns.


                           [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                       TUBOSCOPE INC.



                                       By:  /s/ Joseph C. Winkler
                                          --------------------------------------
                                       Name:   Joseph C. Winkler
                                       Title:  Executive Vice President and
                                               Chief Financial Officer


                                       NEWPARK RESOURCES, INC.



                                       By:  /s/ James D. Cole
                                          --------------------------------------
                                       Name:   James D. Cole
                                       Title:  President